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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 BRYLANE INC.
            (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                           13-3794198
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification No.)


        463 SEVENTH AVENUE                                          10018
            21ST FLOOR                                            (Zip Code)
        NEW YORK, NEW YORK
(Address of Principal Executive Offices)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                  Name of Each Exchange
          Title of Each Class                   on Which Each Class is to
            to be Registered                          Be Registered
  --------------------------------              -------------------------
  Common Stock par value $0.01 per               New York Stock Exchange
                 share

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of Registrant's Common Stock, par value $0.01 per share, contained on page 87 of the prospectus which forms a part of Registrant's Amendment No. 3 to the Registration Statement on Form S-1 (File No. 33-86154) as filed on January 29, 1997, under the caption "Description of Capital Stock," is incorporated herein by this reference.

ITEM 2.   EXHIBITS.

          1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   BRYLANE INC.



Dated:  January 29, 1997           By:  /s/ Peter J. Canzone
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                                      Peter J. Canzone
                                      Chief Executive Officer

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